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                                                                     EXHIBIT 5.1


                [ Letter Head of Sidley Austin Brown & Wood LLP ]




                                                              September 10, 2003


PXRE Group Ltd.
Swan Building
26 Victoria Street
Hamilton HM 12
Bermuda



Ladies and Gentlemen:



         We have acted as counsel to PXRE Group Ltd., a Bermuda company (the "Company"), and sponsor of PXRE Capital Trust IV, a statutory trust formed under the laws of the State of Delaware (the "Issuer Trust"), in connection with the preparation and filing of a registration statement on Form S-3, Registration Numbers 333-105589 and 333-105589-01 (as it may be amended or supplemented from time to time, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to $150,000,000 aggregate initial offering price of the following securities (collectively, the "Securities"): (i) debt securities of the Company, to be issued from time to time in one or more series ("Debt Securities"), (ii) preferred shares of the Company, par value $1.00 per share, to be issued from time to time in one or more series ("Preferred Shares"), (iii) common shares of the Company, par value $1.00 per share, issued from time to time in one or more series ("Common Shares"), (iv) warrants to purchase Preferred Shares or Common Shares (the "Warrants"), (v) an indeterminate number of depositary shares representing fractional interests in Preferred Shares (the "Depositary Shares"), (vi) capital securities of the Issuer Trust (the "Capital Securities") and (viii) a guarantee of the Company with respect to the Capital Securities (the "Guarantee"), and up to 1.5 million Common Shares to be sold, from time to time, by selling shareholders to be named in the Registration Statement.


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         The Debt Securities, if any, will be issued from time to time as either
(a) senior indebtedness of the Company under a senior indenture (the "Senior Indenture"), between the Company and a senior debt trustee, (b) subordinated indebtedness of the Company under a subordinated indenture (the "Subordinated Indenture"), between the Company and a subordinated debt trustee, or (c), in the case of Debt Securities issued and sold by the Company to an Issuer Trust, junior subordinated indebtedness of the Company under a junior subordinated indenture (the "Junior Subordinated Indenture" and, together with the Senior Indenture and the Subordinated Indenture, the "Indentures"), between the Company and a junior subordinated debt trustee. The Warrants, if any, will be issued under a warrant agreement to be entered into between the Company and a warrant agent (the "Warrant Agreement"). Depositary Shares representing fractional interests in Preferred Shares, if any, will be issued under a preferred share deposit agreement to be entered into among the Company, a depositary, and the holders from time to time of depositary receipts issued thereunder (the "Deposit Agreement").

         The Capital Securities of the Issuer Trust, if any, will be issued pursuant to an amended and restated trust agreement (the "Trust Agreement") of the Issuer Trust to be entered into among the Company, as sponsor of the Issuer Trust (the "Sponsor"), Wilmington Trust Company, as property trustee, two individuals selected by the Sponsor as administrators with respect to the Issuer Trust and the holders of the common securities and the Capital Securities of the Issuer Trust. The Guarantee, if any, will be issued under a guarantee agreement to be entered into between the Company and a guarantee trustee (the "Guarantee Agreement").

         The forms of the Securities, the Indentures, the Depositary Agreement, the Warrant Agreement, the Trust Agreement, the Guarantee Agreement and the Securities are, or will be, filed or incorporated by reference as exhibits to the Registration Statement.

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         In the above capacity and for the purpose of rendering the opinion set forth below, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records and other documents and certificates of public officials and of officers and representatives of the Company as we deemed necessary. In our examination, we have assumed, without investigation or independent verification, (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authority of all signatories, (iv) the authenticity and completeness of all documents submitted to us as originals and (v) the conformity to authentic and complete original documents of all documents submitted to us as certified, conformed or photostatic copies. In rendering this opinion, we have also assumed (A) the taking of appropriate action (corporate or otherwise) by the Company and, as applicable, its shareholders, (B) the compliance with the "blue sky" laws of certain states, (C) the due authorization, execution and delivery by the parties thereto of the Debt Securities and the Indentures, the Warrants and the Warrant Agreement, the Guarantee and the Guarantee Agreement and the Depositary Shares and the Deposit Agreement, and each amendment or supplement thereto, (D) that any Common Shares or Preferred Shares deposited pursuant to the Deposit Agreement will be duly authorized and validly issued, (E) that the relevant Warrant Agreement and the relevant Deposit Agreement will be consistent with the summary descriptions thereof set forth in the Registration Statement, (F) that the relevant Indentures, Guarantee Agreement and the relevant Securities are consistent with the forms thereof filed or incorporated by reference as exhibits to the Registration Statement and (G) that the Common Shares and Preferred Shares underlying such Depositary Shares will be deposited under the applicable Deposit Agreement with a bank or trust company which meets the requirements for the Depositary set forth in the Registration Statement, the relevant prospectus or in the supplement or supplements to the prospectus included therein. As to any facts material to this opinion, we have, when relevant facts were not independently established or verified by us, relied upon the aforesaid records, certificates and documents.


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         Based upon the foregoing examination and subject to the assumptions and limitations set forth herein, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

         (a) when each of the Indentures has been duly executed and delivered by the Company and the related trustee, the terms of the respective Debt Securities have been established by the officers of the Company given authority to do so by the Board of Directors of the Company, when the Debt Securities have been duly authenticated and/or countersigned, executed and issued in accordance with the provisions of the applicable Indenture and duly paid for by the purchasers thereof in the manner and on the terms described in the Registration Statement (after it is declared effective), all required action (corporate or otherwise) of the Company will have been taken with respect to the issuance and sale of the Debt Securities and such Debt Securities will have been validly issued and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms;

         (b) when the Guarantee has been duly executed and delivered by the Company, all corporate actions of the Company will have been taken with respect to the issuance of the Guarantee, and the Guarantee will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms;

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         (c) when the Deposit Agreement has been duly executed and delivered by the Company and the Depositary and the Depositary Shares have been duly and validly authorized, the depositary receipts evidencing rights in the Depositary Shares have been duly executed by the Depositary and registered, and the Depositary Shares have been sold and delivered at the price and in accordance with the terms set forth in the Registration Statement (after it is declared effective), the relevant prospectus or the supplement or supplements to the prospectus included therein and the applicable definitive purchase, underwriting or similar agreement, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the depositary receipts evidencing rights therein; and


         (d) when the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent, the Warrants have been duly and validly authorized and duly executed by the Company, and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement (after it is declared effective), the relevant prospectus or the supplement or supplements to the prospectus included therein and the relevant Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement, the Warrants will be valid and binding obligations of the Company, entitled to the benefits of the relevant Warrant Agreement.


         We are qualified to practice law in the State of New York and the opinions set forth herein are limited to matters of the laws of the State of New York and the federal laws of the United States of America. In rendering the opinions set forth above, we have with your permission relied, without independent investigation, as to matters relating to the laws of Bermuda on the Legal Opinion of Conyers Dill & Pearman, a copy of which opinion is included in the Registration Statement as Exhibit 5.2.


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         Each opinion expressed in paragraphs (a)-(d) is subject to (i)
bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally, (ii) general principles of equity, regardless of whether such enforcement is considered at a proceeding in equity or at law, (iii) requirements that a claim with respect to Debt Securities that are denominated in a foreign currency (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or
(iv) governmental authority to limit, delay or prohibit making payments in foreign currency or currency units or payments outside the United States. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legal Matters" in each of the related prospectuses. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.



                                              Very truly yours,

                                              /s/ Sidley Austin Brown & Wood LLP



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